Exhibit 10.34

June 20, 2006

Dick Anderson

PO Box 429

Alton, NH 03809

Re: Executive Vice President and General Manager

Dear Mr. Anderson:

Vertical Communications Inc. (“Vertical” or the “Company”) considers your executive role (the “Executive”) with the Company as an integral part of its senior management team. Accordingly, as a subset of your personal compensation program, you will be entitled to receive six (6) months of severance pay if your employment is terminated without “Good Cause,” (as defined below). The severance will be calculated based on your annual base salary at the time of the termination.

As used herein, the term “Good Cause” shall mean and be limited to: (i) any willful and material breach of this Agreement by the Executive; (ii) any willful or gross neglect by the Executive of his duties and responsibilities hereunder; (iii) any fraud, criminal misconduct, breach of fiduciary duty, dishonesty, or gross and willful misconduct by the Executive in connection with the performance of his duties and responsibilities hereunder; (iv) the Executive being legally intoxicated or under the influence of illegal or illegally obtained drugs during business hours, or being habitually intoxicated or addicted to drugs (provided that this shall not restrict the Executive from taking physician-prescribed medication in accordance with the applicable prescription); (v) the commission by the Executive of any felony or crime of moral turpitude; (vi) insubordinate disregard of any lawful direction given to the Executive by the Chief Executive Officer or the Board; or (viii) repeated failure or refusal to comply with the Company’s policies and procedures.

We look forward to you continuing in your role as an important being part of Vertical’s senior management team. If you have any questions I can answer for you, please contact me at (941) 554-5000, ext.1513.

Sincerely,

Ken Clinebell
Interim Chief Financial Officer

Cc:	Bill Tauscher, Chairman of the Board and Chief Executive Officer HR

One Memorial Drive	617-354-0600 main	617-494-9946 fax
Cambridge, MA 02142	800-914-9985 toll-free	www vertical com